SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2002

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Hillview Court, Suite 300 Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

(408) 941-2900
(Registrant’s telephone number, including area code)

Item 5:    Other Events.

On November 4, 2002, the Conseil des Marchés Financier, Paris France, issued a statement announcing that NetRatings, Inc. (“NetRatings”) had acquired 2,857,940 shares of NetValue, S.A., a French company traded on the “Nouveau Marché” of the Euronext Paris exchange (“NetValue”) in the recently completed simplified all-cash take-over bid, which ended on October 28, 2002. The purchase price in the offer was €2 per share . An English translation of the official French language announcement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This offer followed NetRatings’ acquisition on August 5, 2002 of majority control of NetValue whereby NetRatings acquired an approximate 52 percent ownership position in NetValue through the direct purchase of 4,603,069 shares of common stock at €2 per share. The payment for this initial transaction was made approximately 80 percent in cash, while the rest was paid in NetRatings’ common stock. The initial investment on August 5, 2002, combined with open market purchases for cash following that time, and the shares acquired in the simplified all-cash take-over bid, has resulted in NetRatings owning 8,011,463 shares of NetValue representing approximately 86% of the capital and 87.5% of the voting rights of NetValue.

Item 7.

(c)  Exhibits.

EXHIBIT	DESCRIPTION

99.1	Notice of Information and Decisions issued by the Conseil des Marchés Financiers of France, dated November 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

Date:	November 4, 2002	By:	/s/ WILLIAM PULVER
William Pulver President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Notice of Information and Decisions issued by the Conseil des Marchés Financiers of France, dated November 4, 2002.